NEWS RELEASE

	Contacts:	Stacey Hudson, Investor Relations Manager Alon USA Partners GP, LLC 972-367-3808
FOR IMMEDIATE RELEASE
Investors: Jack Lascar/Stephanie Zhadkevich Dennard § Lascar Associates, LLC 713-529-6600 Media: Blake Lewis Lewis Public Relations 214-635-3020

Alon USA Partners, LP Reports Fourth Quarter and Full Year 2015 Results
Schedules conference call for February 25, 2016 at 9:00 a.m. Eastern
DALLAS, TEXAS, February 24, 2016 - Alon USA Partners, LP (NYSE: ALDW) (“Alon Partners”) today announced results for the quarter and year ended December 31, 2015. Net income for the fourth quarter of 2015 was $7.2 million, or $0.12 per unit, compared to $42.1 million, or $0.67 per unit, for the same period last year. Net income for the full year 2015 was $156.9 million, or $2.51 per unit, compared to $169.1 million, or $2.71 per unit, for the same period last year.
Paul Eisman, President and CEO, commented, “While our fourth quarter results were negatively impacted by weakness in crack spreads, crude differentials and operational issues in our alkylation unit, we are pleased with our financial and operating results for 2015. Improved operational performance after the 2014 turnaround and lower capital expenditures resulted in increased cash available for distribution despite weaker market conditions. Based on our 2015 performance, the Partnership generated cash available for distribution of $2.81 per unit. This compares to $2.54 per unit in 2014.
“The Big Spring refinery ran exceptionally well in 2015, setting a new total throughput record for the year. In the fourth quarter, the Big Spring refinery achieved total throughput of approximately 76,000 barrels per day and refinery operating margin of $10.02 per barrel. Relative to the third quarter of 2015, our fourth quarter refining results were negatively impacted by seasonal weakness in crack spreads. Also, an outage at Big Spring's alkylation unit in the quarter impacted gasoline yields and direct operating expenses, which were higher than planned at $3.88 per barrel.
“As previously discussed, we completed a reformer regeneration and catalyst replacement for our diesel hydrotreater unit in the beginning of the first quarter of 2016, which we had postponed from the third quarter of 2015. We expect total throughput at the Big Spring refinery to average approximately 68,000 barrels per day for the first quarter and 73,000 barrels per day for the full year of 2016.”
FOURTH QUARTER 2015
Refinery operating margin was $10.02 per barrel for the fourth quarter of 2015 compared to $15.12 per barrel for the same period in 2014. This decrease in operating margin was primarily due to the less favorable industry margin environment. The unfavorable contraction in the WTI Cushing to WTI Midland and the WTI Cushing to WTS spreads was greater than the improvement in the Gulf Coast 3/2/1 spread and the cost of crude benefit from the market moving from backwardation into contango. The Big Spring refinery average throughput for the fourth quarter of 2015 was 75,925 barrels per day ("bpd") compared to 76,867 bpd for the same period in 2014.
The average WTI Cushing to WTI Midland spread for the fourth quarter of 2015 was $(0.20) per barrel compared to $5.79 per barrel for the same period in 2014. The average WTI Cushing to WTS spread for the fourth quarter of 2015 was $(0.26) per barrel compared to $4.43 per barrel for the same period in 2014. The average Brent to WTI Cushing spread for the fourth quarter of 2015 was $1.35 per barrel compared to $3.07 per barrel for the same period in 2014. The average Gulf Coast 3/2/1 crack spread was $10.90 per barrel for the fourth quarter of 2015 compared to $9.04 per barrel for the same period in 2014. The contango environment for the fourth quarter of 2015 created a cost of crude benefit of $0.94 per barrel compared to the backwardated environment creating a cost of crude detriment of $0.68 per barrel for the same period in 2014.

FULL-YEAR 2015
Refinery operating margin was $14.43 per barrel for 2015 compared to $16.69 per barrel for 2014. This decrease in operating margin was primarily due to the less favorable industry margin environment. The unfavorable contraction in the WTI Cushing to WTI Midland and the WTI Cushing to WTS spreads was greater than the improvement in the Gulf Coast 3/2/1 spread and the cost of crude benefit from the market moving from backwardation into contango. The Big Spring refinery average throughput for 2015 was 74,906 bpd compared to 66,033 bpd for 2014. During 2014, refinery throughput was reduced as we completed both the planned major turnaround and the vacuum tower project.
The average WTI Cushing to WTI Midland spread for 2015 was $0.39 per barrel compared to $6.93 per barrel for 2014. The average WTI Cushing to WTS spread for 2015 was $(0.06) per barrel compared to $6.04 per barrel for 2014. The average Brent to WTI Cushing spread for 2015 was $3.54 per barrel compared to $6.19 per barrel for 2014. The average Gulf Coast 3/2/1 crack spread for 2015 was $17.02 per barrel compared to $14.52 per barrel for 2014. The contango environment in 2015 created a cost of crude benefit of $1.01 per barrel compared to the backwardated environment creating a cost of crude detriment of $0.73 per barrel in 2014.
CONFERENCE CALL
Alon Partners has scheduled a conference call, which will also be broadcast live over the Internet on Thursday, February 25, 2016, at 9:00 a.m. Eastern Time (8:00 a.m. Central Time), to discuss the fourth quarter and year-end 2015 financial results. To access the call, please dial 877-404-9648, or 412-902-0030 for international callers, and ask for the Alon Partners call at least 10 minutes prior to the start time. Investors may also listen to the conference live by logging on to the Alon Partners' website at www.alonpartners.com. A telephonic replay of the conference call will be available through March 10, 2016, and may be accessed by calling 877-660-6853, or 201-612-7415 for international callers, and using the passcode 13629238#. A webcast archive will also be available at www.alonpartners.com shortly after the call and will be accessible for approximately 90 days. For more information, please contact Donna Washburn at Dennard § Lascar Associates at 713-529-6600 or email dwashburn@dennardlascar.com.
This release serves as qualified notice to nominees under Treasury Regulation Section 1.1446-4(b). Please note that 100% of Alon Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, all of Alon Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate for individuals or corporations, as applicable. Nominees, and not Alon Partners, are treated as the withholding agents responsible for withholdings on the distributions received by them on behalf of foreign investors.
Any statements in this release that are not statements of historical fact are forward-looking statements. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows. Additional information regarding these and other risks is contained in our filings with the Securities and Exchange Commission.
Alon USA Partners, LP is a Delaware limited partnership formed in August 2012 by Alon USA Energy, Inc. (“Alon Energy”) (NYSE: ALJ). Alon Partners owns and operates a crude oil refinery in Big Spring, Texas, with a crude oil throughput capacity of 73,000 barrels per day. Alon Partners refines crude oil into finished products, which are marketed primarily in Central and West Texas, Oklahoma, New Mexico and Arizona through its integrated wholesale distribution network to both Alon Energy’s retail convenience stores and other third-party distributors.

- Tables to follow -

ALON USA PARTNERS, LP AND SUBSIDIARIES CONSOLIDATED
EARNINGS RELEASE

RESULTS OF OPERATIONS - FINANCIAL DATA
(ALL INFORMATION IN THIS PRESS RELEASE EXCEPT FOR BALANCE SHEET DATA AS OF DECEMBER 31, 2014, AND INCOME STATEMENT DATA FOR THE YEAR ENDED DECEMBER 31, 2014, IS UNAUDITED)
	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(dollars in thousands, except per unit data, per barrel data and pricing statistics)
STATEMENTS OF OPERATIONS DATA:
Net sales (1)	$437,872	$800,179	$2,157,191	$3,221,373
Operating costs and expenses:
Cost of sales	369,896	697,919	1,767,291	2,823,694
Direct operating expenses	27,092	25,944	98,929	105,760
Selling, general and administrative expenses	7,699	6,941	32,353	26,446
Depreciation and amortization	13,831	14,067	55,112	47,494
Total operating costs and expenses	418,518	744,871	1,953,685	3,003,394
Operating income	19,354	55,308	203,506	217,979
Interest expense	(11,942)	(12,229)	(45,987)	(46,706)
Other income, net	26	19	52	646
Income before state income tax expense	7,438	43,098	157,571	171,919
State income tax expense	192	999	672	2,784
Net income	$7,246	$42,099	$156,899	$169,135
Earnings per unit	$0.12	$0.67	$2.51	$2.71
Weighted average common units outstanding (in thousands)	62,510	62,507	62,509	62,505
Cash distribution per unit	$0.98	$1.02	$3.43	$2.02
CASH FLOW DATA:
Net cash provided by (used in):
Operating activities	$20,513	$57,130	$239,745	$196,504
Investing activities	(14,228)	(11,719)	(29,550)	(74,800)
Financing activities	(8,610)	(54,381)	(183,567)	(168,962)
OTHER DATA:
Adjusted EBITDA (2)	$33,211	$69,394	$258,670	$266,119
Cash available for distribution (2)	5,019	44,005
Capital expenditures	11,458	2,133	23,566	16,064
Capital expenditures for turnarounds and catalysts	2,770	9,586	5,984	58,736
KEY OPERATING STATISTICS:
Per barrel of throughput:
Refinery operating margin (3)	$10.02	$15.12	$14.43	$16.69
Refinery direct operating expense (4)	3.88	3.67	3.62	4.39

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(dollars in thousands, except per unit data, per barrel data and pricing statistics)
PRICING STATISTICS:
Crack spreads (per barrel):
Gulf Coast 3/2/1 (5)	$10.90	$9.04	$17.02	$14.52
WTI Cushing crude oil (per barrel)	$42.05	$73.37	$48.68	$93.10
Crude oil differentials (per barrel):
WTI Cushing less WTI Midland (6)	$(0.20)	$5.79	$0.39	$6.93
WTI Cushing less WTS (6)	(0.26)	4.43	(0.06)	6.04
Brent less WTI Cushing (6)	1.35	3.07	3.54	6.19
Product price (dollars per gallon):
Gulf Coast unleaded gasoline	$1.25	$1.85	$1.56	$2.49
Gulf Coast ultra-low sulfur diesel	1.29	2.20	1.58	2.71
Natural gas (per MMBtu)	2.23	3.83	2.63	4.26

	As of December 31,
	2015	2014
BALANCE SHEET DATA (end of period):	(dollars in thousands)
Cash and cash equivalents	$132,953	$106,325
Working capital (deficit)	(53,804)	(4,561)
Total assets (7)	748,584	765,859
Total debt (7)	292,082	297,989
Total debt less cash and cash equivalents (7)	159,129	191,664
Total partners' equity	130,957	188,402

THROUGHPUT AND PRODUCTION DATA:	For the Three Months Ended				For the Year Ended
	December 31,				December 31,
	2015		2014		2015		2014
	bpd	%	bpd	%	bpd	%	bpd	%
Refinery throughput:
WTS crude	29,510	38.9	35,663	46.4	33,647	44.9	30,323	45.9
WTI crude	43,968	57.9	35,691	46.4	38,632	51.6	32,429	49.1
Blendstocks	2,447	3.2	5,513	7.2	2,627	3.5	3,281	5.0
Total refinery throughput (8)	75,925	100.0	76,867	100.0	74,906	100.0	66,033	100.0
Refinery production:
Gasoline	38,600	50.8	41,015	53.0	37,519	50.0	32,932	49.7
Diesel/jet	27,812	36.6	27,074	34.9	27,651	36.8	23,252	35.1
Asphalt	2,362	3.1	2,749	3.5	2,639	3.5	2,716	4.1
Petrochemicals	4,012	5.3	4,476	5.8	4,579	6.1	3,756	5.7
Other	3,176	4.2	2,185	2.8	2,678	3.6	3,565	5.4
Total refinery production (9)	75,962	100.0	77,499	100.0	75,066	100.0	66,221	100.0
Refinery utilization (10)		100.7%		97.7%		99.0%		97.2%

(1)
Includes sales to related parties of $77,058 and $115,694 for the three months ended December 31, 2015 and 2014, respectively, and $358,194 and $563,008 for the years ended December 31, 2015 and 2014, respectively.

(2)
Adjusted EBITDA represents earnings before state income tax expense, interest expense and depreciation and amortization. Adjusted EBITDA is not a recognized measurement under GAAP; however, the amounts included in Adjusted EBITDA are derived from amounts included in our consolidated financial statements. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of state income tax expense, interest expense and the accounting effects of capital expenditures and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in or cash requirements for our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from EBITDA calculations of other companies in our industry, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.
The following table reconciles net income to Adjusted EBITDA for the three months and years ended December 31, 2015 and 2014, respectively:

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(dollars in thousands)
Net income	$7,246	$42,099	$156,899	$169,135
State income tax expense	192	999	672	2,784
Interest expense	11,942	12,229	45,987	46,706
Depreciation and amortization	13,831	14,067	55,112	47,494
Adjusted EBITDA	$33,211	$69,394	$258,670	$266,119
Cash available for distribution is not a recognized term under GAAP. Our management believes that the presentation of cash available for distribution is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of entities in our industry. Cash available for distribution should not be considered in isolation or as an alternative to net income or operating income as a measure of operating performance. In addition, cash available for distribution is not presented as, and should not be considered, an alternative to cash flows from operations or as a measure of liquidity. Cash available for distribution as reported may not be comparable to similarly titled measures of other entities, thereby limiting its usefulness as a comparative measure.
Available cash for each quarter generally equals our Adjusted EBITDA for the quarter, less cash needed for maintenance capital expenditures, debt service and other contractual obligations and reserves for future operating or capital needs that the board of directors of our general partner deems necessary or appropriate, including reserves for our expenses in the quarters in which our planned major turnarounds and catalyst replacements occur. Actual distributions are set by the board of directors of our general partner. The board of directors of our general partner may modify our cash distribution policy at any time, and our partnership agreement does not require us to make distributions at all.

The following table reconciles Adjusted EBITDA to cash available for distribution for the three months ended December 31, 2015 and 2014, respectively:

	For the Three Months Ended
	December 31,
	2015	2014
	(dollars in thousands)
Adjusted EBITDA	$33,211	$69,394
less: Maintenance/growth capital expenditures	11,458	2,133
less: Turnaround and catalyst replacement capital expenditures	2,770	9,586
less: Major turnaround reserve for future years	1,500	1,500
less: Principal payments	625	625
less: State income tax payments	377	342
less: Interest paid in cash	11,462	11,203
Cash available for distribution	$5,019	$44,005

(3)
Refinery operating margin is a per barrel measurement calculated by dividing the margin between net sales and cost of sales (exclusive of certain inventory adjustments) by the refinery's throughput volumes. Industry-wide refining results are driven and measured by the margins between refined product prices and the prices for crude oil, which are referred to as crack spreads. We compare our refinery operating margin to these crack spreads to assess our operating performance relative to other participants in our industry.

The refinery operating margin for three months and year ended December 31, 2015 excludes losses related to inventory adjustments of $1,983 and $4,746, respectively. The refinery operating margin for three months and year ended December 31, 2014 excludes losses related to inventory adjustments of $4,650.

(4)	Refinery direct operating expense is a per barrel measurement calculated by dividing direct operating expenses by total throughput volumes.

(5)
We compare our refinery operating margin to the Gulf Coast 3/2/1 crack spread. A Gulf Coast 3/2/1 crack spread is calculated assuming that three barrels of WTI Cushing crude oil are converted, or cracked, into two barrels of Gulf Coast conventional gasoline and one barrel of Gulf Coast ultra-low sulfur diesel.

(6)
The WTI Cushing less WTI Midland spread represents the differential between the average price per barrel of WTI Cushing crude oil and the average price per barrel of WTI Midland crude oil. The WTI Cushing less WTS, or sweet/sour, spread represents the differential between the average price per barrel of WTI Cushing crude oil and the average price per barrel of WTS crude oil. The Brent less WTI Cushing spread represents the differential between the average price per barrel of Brent crude oil and the average price per barrel of WTI Cushing crude oil.

(7)
During the year ended December 31, 2015, we adopted the FASB’s recently issued accounting guidance simplifying the presentation of debt issuance costs. As a result of adopting this guidance, debt issuance costs that had previously been included as deferred charges in our consolidated balance sheets have been reclassified as a direct deduction from the carrying value of the associated debt. These changes have been applied retrospectively to all periods presented.

(8)	Total refinery throughput represents the total barrels per day of crude oil and blendstock inputs in the refinery production process.

(9)	Total refinery production represents the barrels per day of various refined products produced from processing crude and other refinery feedstocks through the crude units and other conversion units.

(10)	Refinery utilization represents average daily crude oil throughput divided by crude oil capacity, excluding planned periods of downtime for maintenance and turnarounds.